UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2008
REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as specified in Charter)

Missouri	1-11848	43-1627032
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
1370 TIMBERLAKE MANOR PARKWAY
CHESTERFIELD, MISSOURI 63017
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (636) 736-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On October 30, 2008, Reinsurance Group of America, Incorporated (the “Company”) issued a press release announcing, among other things, the pricing and offering size of its public offering of its Class A common stock. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated by reference.
*     *     *
This report does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offer of the class A common stock as described above will be made solely by means of a prospectus in accordance with the Securities Act of 1933, as amended.
The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
99.1     Press Release dated October 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reinsurance Group of America, Incorporated
By:	/s/ Todd C. Larson
Todd C. Larson
Senior Vice President, Controller and Treasurer

Date: October 30, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 30, 2008.